Exhibit 99.1

May 8, 2024
The AZEK Company Announces Preliminary Second Quarter and Year-To-Date Fiscal 2024 Results; Raising Fiscal 2024 Outlook
Strong Second Quarter Performance Driven by Residential Segment Execution, Increasing Brand Momentum and Realization of Margin Expansion Initiatives
Growth Initiatives, including New Product Introductions, Consumer Engagement and Shelf Space Gains in Residential Pro and Retail Channels Driving Sustained Business Growth and Material Conversion

PRELIMINARY FINANCIAL RESULTS
For the three months ended March 31, 2024, AZEK expects to report results, including:
•Consolidated Net Sales of $418.4 million, representing 11% year-over-year growth
oAdjusted Net Sales excluding results for Vycom increased 17% year-over-year
•Residential Segment Net Sales of $402.5 million, representing 18% year-over-year growth
For the six months ended March 31, 2024, AZEK expects to report results, including:
•Consolidated Net Sales of $658.9 million, representing 11% year-over-year growth
oAdjusted Net Sales excluding results for Vycom increased 19% year-over-year
•Net income in the range of $74 to $75 million
•Net profit margin in the range of 11.2% to 11.4%
•Adjusted EBITDA in the range of $167 to $169 million
•Adjusted EBITDA margin in the range of 25.3% to 25.6%

These preliminary financial results are based on currently available information. The Company is finalizing its results of operations for the second quarter of fiscal 2024 and expects to report its final results for the second quarter of fiscal 2024 upon the filing of its quarterly report on Form 10-Q, following the Company’s final determination of certain inventory matters as further described below.

RAISING FISCAL 2024 OUTLOOK
AZEK provides certain of its outlook on a non-GAAP basis, as the Company cannot predict some elements that are included in reported GAAP results, including the impact of acquisition costs and other costs. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.
•Raising fiscal 2024 net sales outlook to a range between $1.407 to $1.438 billion and Adjusted EBITDA outlook to a range between $364 to $380 million
•Third Quarter Fiscal 2024 Outlook – Expecting consolidated net sales between $385 to $400 million and Adjusted EBITDA between $103 to $110 million

RECENT COMPANY HIGHLIGHTS
•Initiatives driving approximately double-digit Residential sell-through growth

•Strong margin expansion driven by operating leverage, productivity initiatives and material savings
•Returned $25 million to shareholders through share repurchases in the fiscal second quarter
•TimberTech® Advanced PVC Vintage Collection® and Landmark Collection® set new industry standards with top-rated fire resistance for composite decking
•New TimberTech Composite Terrain+ CollectionTM recognized for its innovative design, performance and sustainability attributes by Green Builder’s 2024 Sustainable Products of the Year Award and by HGTV Magazine’s 2024 Green List

Chicago, Ill. (BUSINESS WIRE) – The AZEK Company Inc. (NYSE: AZEK) (“AZEK” or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim and StruXure® pergolas, today announced preliminary financial results for its fiscal second quarter ended March 31, 2024.

CEO COMMENTS
"The continued underlying strength of the business is evidenced by our performance fiscal year-to-date that once again exceeded our plan, as we benefitted from strong execution of our initiatives and growth of our outdoor living products,” said Jesse Singh, CEO of The AZEK Company. “We delivered double-digit net sales growth and we continued to execute against recent shelf space gains across our portfolio in both the pro and retail channels. As a result of our solid performance, we are raising our full-year guidance and outlook, demonstrating our confidence in our ability to outperform the market and deliver margin expansion through AZEK-specific initiatives. Our brand momentum, innovation leadership, channel expansion and operational excellence continue to drive our performance and differentiate us as the leader in outdoor living,” continued Mr. Singh.
“In the process of closing our fiscal quarter, we identified a discrepancy in an inventory balance. After a thorough investigation, it was determined that a recently departed employee had inaccurately recorded inventory by creating unsupported manual journal entries that ultimately increased the value of inventory and decreased cost of sales. The investigation has been substantially completed, and we have identified the adjustment ranges. These historical adjustments have no impact on net sales or the fundamental strength of our business model or operations. Our growth and productivity initiatives are on-track, and we are confident in our raised outlook. Our core value is to ‘always do the right thing,’ and I am very proud of the team for identifying and immediately addressing this issue,” stated Mr. Singh.
“During the fiscal second quarter, Residential segment net sales increased approximately 18% year-over-year and we saw approximately double-digit Residential sell-through growth driven by solid demand and seasonal positioning for the building season. We continue to ramp up wins from our shelf space gains earlier this year and have secured additional retail and pro positions that will provide incremental growth in fiscal 2025. Our brand momentum continues to strengthen, as evidenced by growth across various awareness metrics, brand search volume, and contractor conversions, and we’ve been recognized for our new product innovations by HGTV Magazine, Good Housekeeping and Green Builder. Our ignition resistant technology and new products continue to be well received by our customers and partners, including our TimberTech Aluminum Framing solution as well as several decking and railing collection extensions. These outcomes are a direct result of our investments in R&D, marketing and enhancing the consumer journey over the last several years, reinforcing our position as the industry leader in innovation,” said Mr. Singh.

“AZEK’s strong margin performance in the quarter similarly reflects the cumulative and ongoing result of several key actions and investments in areas such as productivity, recycling and continuous improvement programs. AZEK's success and momentum are a testament to the hard work of our exceptional team and partners, and I would like to express my gratitude for their continued commitment and execution,” continued Singh.

OUTLOOK
“The fundamentals of the business are as strong as ever and the markets we play in remain resilient. Our AZEK-specific growth initiatives are driving brand momentum, material conversion and meaningful share gains in both the pro and retail channels. We expect to continue to drive above market growth in the second half of fiscal 2024 and in fiscal 2025. Our margin performance also demonstrates the multi-year, cumulative impact of the actions we have taken, which we believe positions us to achieve our fiscal 2027 Adjusted EBITDA Margin objective of 27.5% ahead of plan. The combination of our outperformance year-to-date, and the continued execution of our initiatives gives us confidence to raise our fiscal year 2024 outlook,” continued Mr. Singh.
For the full-year fiscal 2024, AZEK now expects consolidated net sales in the range of $1.407 to $1.438 billion, representing an increase from the prior planning assumption range of $1.385 to $1.425 billion and Adjusted EBITDA in the range of $364 to $380 million, representing an increase from the prior planning assumptions range of $353 to $372 million. Adjusted EBITDA Margin is expected to be in the range of 25.8% to 26.4%, an increase from approximately 25.5% to 26.1% from the prior planning assumptions. Our full year guidance includes an approximately $4 million FIFO accounting impact in the first half of fiscal 2024 from expected 2023 inventory corrections and an additional investment of approximately $4 to $5 million in the fiscal fourth quarter related to new retail and pro shelf space expansion in fiscal 2025. AZEK expects the Commercial segment’s Scranton Products business to deliver net sales in the range of $70 to $73 million and Adjusted EBITDA in the range of $14 to $15 million. AZEK’s Residential segment net sales guidance range would imply 9% to 12% year-over-year growth. Capital expenditures for fiscal year 2024 are now expected to be in the range of $85 to $95 million.
For the third quarter of fiscal 2024, AZEK expects consolidated net sales between $385 to $400 million and Adjusted EBITDA between $103 to $110 million.
“We remain focused and excited about the long-term growth and material conversion opportunity ahead of AZEK in the large and fast-growing $14 billion core outdoor living and home exteriors markets and additional $10 billion in near-adjacent markets. The expansion of our product portfolio combined with the continued execution of our growth strategy and shelf space gains give us confidence for the rest of fiscal 2024 and fiscal 2025,” concluded Mr. Singh.

RESTATEMENT OF HISTORICAL FINANCIAL RESULTS
AZEK plans to restate its consolidated financial statements for the fiscal years ended September 30, 2023, 2022 and 2021 and the unaudited quarterly financial statements for each of the interim periods in the fiscal years ended September 30, 2023 and 2022, and the fiscal quarter ended December 31, 2023 (collectively, the “Affected Periods”), to correct the overstatements relating to inventory balances discussed above. The corrections have no impact on previously reported net sales or the Company’s business operations and such corrections have been fully accounted for in the results and increased outlook announced today.

AZEK estimates that the aggregate overstatement of income before income taxes for the Affected Periods and periods prior to September 30, 2021 is approximately $26 to $29 million. AZEK expects an increase to cost of sales and a decrease to income before income taxes of approximately $8 to $10 million in the aggregate for periods prior to fiscal 2021, $1 to $4 million in fiscal 2021, $8 to $11 million in fiscal year 2022 and $5 to $7 million in fiscal 2023. AZEK expects there to be a similar impact to Adjusted EBITDA.
AZEK expects to delay the filing of its Form 10-Q for the fiscal second quarter of 2024 to complete the restatement of the Affected Periods and will file a Form 12b-25 with the Securities and Exchange Commission. See the Company’s current report on Form 8-K filed today for additional information.

CONFERENCE CALL AND WEBSITE INFORMATION
AZEK will hold a conference call to discuss the results today, Wednesday, May 8, 2024, at 4:00 p.m. (CT). To access the live conference call, please register for the call in advance by visiting https://registrations.events/direct/Q4I8538355. Registration will also be available during the call. After registering, a confirmation e-mail will be sent including dial-in details and unique conference call codes for entry. To ensure you are connected for the full call please register at least 10 minutes before the start of the call.
Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.azekco.com/events-and-presentations/. AZEK uses its investor relations website at investors.azekco.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the AZEK website or by dialing (800) 770-2030 or (609) 800-9909. The conference ID for the replay is 85383. The replay will be available until 10:59 p.m. (CT) on May 22, 2024. In addition, an earnings presentation will be posted and available on the AZEK investor relations website prior to the conference call.

ABOUT THE AZEK® COMPANY
The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim, and StruXure® pergolas. Consistently awarded and recognized as the market leader in innovation, quality, aesthetics and sustainability, our products are made from up to 85% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping hundreds of millions of pounds of waste and scrap out of landfills each year, and revolutionizing the industry to create a more sustainable future. The AZEK Company has recently been named one of America’s Climate Leaders by USA Today, a Top Workplace by the Chicago Tribune and U.S. News and World Report, and a winner of the 2024 Real Leaders® Impact Awards. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan and Minnesota. For additional information, please visit azekco.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical facts, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "expect," "objective," "plan," "potential," "seek," "grow," "target," "if," or the negative of these terms and similar expressions. Projected financial information and performance, including our guidance and outlook as well as statements about our future growth and margin expansion goals and factors, assumptions and variables underlying these projections and goals, are forward-looking statements. Other forward-looking statements may include, without limitation, statements with respect to our ability to meet the future targets and goals we establish, including our environmental, social and governance targets and the ultimate impact of our actions on our business as well as the expected benefits to the environment, our employees, and our communities; statements about our future expansion plans, capital investments, capacity targets and other future strategic initiatives; statements about any stock repurchase plans; statements about potential new products and product innovation; statements regarding the potential impact of global events; statements about future pricing for our products or our raw materials and our ability to offset increases to our raw material costs and other inflationary pressures; statements about the markets in which we operate and the economy more generally, including inflation and interest rates, supply and demand balance, growth of our various markets and growth in the use of engineered products as well as our ability to share in such growth; statements about our production levels; statements about the ultimate resolution and impact of the inventory related adjustments described herein; and all other statements with respect to our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this earnings release are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in our other filings with the U.S. Securities and Exchange Commission. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially and adversely from those contained in any forward-looking statements we may make. You should read this earnings release with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect and should not place undue reliance on forward-looking statements.
These statements are based on information available to us as of the date of this earnings release. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. We disclaim any intention and undertake no obligation to update or revise any of our forward-looking statements after the date of this release, except as required by law.

NON-GAAP FINANCIAL MEASURES
To supplement our earnings release and consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or (“GAAP”), we use certain non-GAAP financial measures, as described within this earnings release, to provide investors with additional useful information about our financial performance, to enhance the overall understanding of our past performance and future prospects and to allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance and liquidity from management’s view and because we believe they provide an additional tool for investors to use in comparing our core financial performance and liquidity over multiple periods with other companies in our industry.
•Adjusted Gross Profit: Beginning for the three months ended December 31, 2023, we define Adjusted Gross Profit as gross profit before amortization, business transformation costs, acquisition costs and certain other costs. Adjusted Gross Profit Margin is equal to Adjusted Gross Profit divided by net sales. Prior to the three months ended December 31, 2023, depreciation was also excluded from Adjusted Gross Profit. We believe that including depreciation expense in our Adjusted Gross Profit definition will result in easier comparability to our peers. Presentations of Adjusted Gross Profit and Adjusted Gross Profit Margin for prior periods have been recast to conform to the current period presentation for comparability.
•Adjusted Net Income: Defined as net income (loss) before amortization, share-based compensation costs, business transformation costs, acquisition costs, initial public offering and secondary offering costs and certain other costs.
•Adjusted Diluted EPS: Defined as Adjusted Net Income divided by weighted average common shares outstanding – diluted, to reflect the conversion or exercise, as applicable, of all outstanding shares of restricted stock awards, restricted stock units and options to purchase shares of our common stock.
•Adjusted EBITDA: Defined as net income (loss) before interest expense, net, income tax (benefit) expense and depreciation and amortization and by adding to or subtracting therefrom items of expense and income as described above. Adjusted EBITDA Margin is equal to Adjusted EBITDA divided by net sales.
•Net Leverage: Equal to gross debt less cash and cash equivalents, divided by trailing twelve month Adjusted EBITDA.
•Free Cash Flow: Defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment.
In addition, we provide Adjusted Net Sales excluding Vycom, which is a non-GAAP measure that we define as Consolidated Net Sales excluding the impact from the divested Vycom business. We believe Adjusted Net Sales excluding Vycom is useful to investors because it reflects the ongoing trends in our business following the divestiture of Vycom.
These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. See the accompanying earnings tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.
Segment Adjusted EBITDA
Depending on certain circumstances, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin may be calculated differently, from time to time, than our Adjusted EBITDA and Adjusted EBITDA Margin, which are further discussed under the heading “Non-GAAP Financial Measures.” Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin represent measures of segment profit reported to our chief operating decision maker for the purpose of making decisions about allocating resources to a segment and assessing its performance. For more information regarding how Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin are determined, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Results of Operations” set forth in Part II, Item 7 of our Annual Report on Form 10-K for fiscal 2023 and our Consolidated Financial Statements and related notes included therein.

PRELIMINARY FINANCIAL RESULTS RANGE

	Six Months Ended March 31, 2024
	(Estimated)
(U.S. dollars in thousands)	Low	High
Net Income	$74,000	$75,400
Interest expense, net	16,600	16,600
Depreciation and amortization	64,100	64,100
Income tax expense	31,490	32,090
Stock-based compensation costs	14,800	14,800
Acquisition and divestiture costs(1)	600	600
Gain on sale of business(2)	(38,300)	(38,300)
Other costs(3)	3,400	3,400
Total adjustments	92,690	93,290
Adjusted EBITDA	$166,690	$168,690
	Six Months Ended March 31, 2024
	(Estimated)
	Low	High
Net Profit Margin	11.2%	11.4%
Interest expense, net	2.5%	2.5%
Depreciation and amortization	9.7%	9.7%
Income tax expense	4.8%	4.9%
Stock-based compensation costs	2.3%	2.3%
Acquisition and divestiture costs	0.1%	0.1%
Gain on sale of business	(5.8)%	(5.8)%
Other costs	0.5%	0.5%
Total adjustments	14.1%	14.2%
Adjusted EBITDA Margin	25.3%	25.6%
_______________________________________________________
(1)Acquisition and divestiture costs reflect costs related to acquisitions of $0.1 million and costs related to divestiture of $0.5 million for the six months ended March 31, 2024.
(2)Gain on sale of business relates to the sale of the Vycom business.
(3)Other costs include costs related to the removal of dispensable equipment resulting from a modification of our manufacturing process of $2.4 million, a reduction in workforce of $0.3 million, costs for legal expenses of $0.3 million, and other costs of $0.4 million for the six months ended March 31, 2024.

ADJUSTED NET SALES EXCLUDING VYCOM RECONCILIATION

	Three Months Ended March 31,		Six Months Ended March 31,
(U.S. dollars in thousands)	2024	2023	2024	2023
Net sales	418408	377692	658853	593951
Impact from sale of Vycom business	-	(19,253)	(3,319)	(40,981)
Adjusted net sales excluding Vycom	418408	358439	655534	552970

OUTLOOK

We have not reconciled either of Adjusted EBITDA or Adjusted EBITDA Margin guidance to its most comparable GAAP measure as a result of the uncertainty regarding and the potential variability of, reconciling items such as the costs of acquisitions, which are a core part of our ongoing business strategy, and other costs. Such reconciling items that impact Adjusted EBITDA and Adjusted EBITDA Margin have not occurred, are outside of our control or cannot be reasonably predicted. Accordingly, a reconciliation of each of Adjusted EBITDA and Adjusted EBITDA Margin to its most comparable GAAP measure is not available without unreasonable effort. However, it is important to note that material changes to these reconciling items could have a significant effect on our Adjusted EBITDA and Adjusted EBITDA Margin guidance and future GAAP results.

Investor Relations Contact:
Eric Robinson
312-809-1093
ir@azekco.com

Media Contact:
Amanda Cimaglia
312-809-1093
media@azekco.com

Source: The AZEK Company Inc.